BMO INVESTMENT DISTRIBUTORS, LLC

111 East Kilbourn Avenue, Suite 200

Milwaukee, Wisconsin 53202

SALES AND SERVICES AGREEMENT FOR THE SALE OF SHARES

OF BMO FUNDS, INC.

Ladies and Gentlemen:

BMO Investment Distributors, LLC (“we,” “us” or the “Distributor”) has entered into a Distribution Agreement with BMO Funds, Inc. (the “Corporation”), a Wisconsin corporation registered as a management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), in connection with its 43 series, and such other series as may be added to the Corporation in the future (collectively the “Funds”), pursuant to which the Distributor has been appointed distributor for the Funds.

BMO Asset Management Corp. (“BMO Asset Management”) serves as the Funds’ investment adviser, administrator and shareholder services agent pursuant to relevant agreements. BMO Asset Management has appointed the Distributor as its agent for payment of fees to dealers and financial intermediaries who provide certain distribution, record maintenance, communications, administrative and other related services to shareholders of the Funds.

This Sales and Services Agreement (the “Agreement”) has been adopted pursuant to Rule 12b-1 under the 1940 Act by the Corporation on behalf of the Funds under a Distribution Plan (the “Plan”) adopted pursuant to said Rule and, in applicable part, relates to “Distribution (12b-1) Fees” payable in accordance with the Agreement and set forth in Schedule A attached hereto. This Agreement also provides for the payment of “Shareholder Servicing Fees” as set forth in Schedule A attached hereto, which shareholder servicing fees are set forth and payable pursuant to the Shareholder Services Agreement and are not payable pursuant to the Plan. Schedule A sets forth the series and classes of the Corporation as of June 30, 2017, may include future series and classes of the Corporation, and may be amended from time to time. This Agreement, being made between the Distributor and the undersigned authorized dealer or financial intermediary (“you”), relates to the services to be provided by you and for which you are entitled to receive payments pursuant to this Agreement.

In consideration of the mutual covenants contained herein, the parties agree as follows:

1. To the extent that you provide distribution assistance and account maintenance and personal services in accordance with the Plan and applicable rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) to those of your customers who may from time to time directly or beneficially own shares of the Funds, you shall be entitled to a Distribution (12b-1) Fee periodically pursuant to the Plan. You agree that you will only offer and sell shares of the Funds at the public offering prices that are currently in effect, in accordance with the terms of the then current prospectuses of the Funds (each, a “Prospectus”).

2. To the extent that you render or cause to be rendered personal services to shareholders of the Funds and/or maintenance of accounts of shareholders of the Funds, you shall be entitled to a Shareholder Servicing Fee periodically in accordance with the terms of this Agreement. For the purposes of this Agreement, such services include, but are not limited to, the following:

establishing new accounts; processing transactions, including purchases, redemptions and exchanges; processing change of addresses; adding/changing wiring instructions or bank account information for the systematic investment/withdrawal plans; reviewing activity in applicable accounts; providing training and supervision of personnel; maintaining and distributing current copies of prospectuses, statements of additional information and shareholder reports to current shareholders; serving as a liaison with other Fund service providers in connection with shareholder matters; responding to shareholder inquiries and correspondence; verifying shareholder signatures in conjunction with redemptions or changes in account classifications; surveying shareholders for information concerning satisfaction with mutual fund products and services; and maintaining files.

3. The Distribution (12b-1) and/or Shareholder Servicing Fees paid with respect to the classes of shares of the Funds will be computed daily and paid monthly (within 45 days after the end of each month) at annual rates of up to the percentages specified on Schedule A of the average net asset value of the shares of the Funds purchased or acquired by your firm as nominee for your customers, or owned by those customers of your firm whose records, as maintained by the Funds or their transfer agent, designate your firm as the customers’ dealer of record or holder of record (collectively, the “Fund Shares”). For purposes of determining the fees payable under this Agreement, the average daily net asset value of the Fund Shares will be computed in the manner specified in the Funds’ Registration Statement (“Registration Statement”) (as the same is in effect from time to time) in connection with the computation of the net asset value of shares for purposes of purchases and redemptions.

4. We reserve the right at any time to impose minimum fee payment requirements before any periodic payments will be made to you hereunder. In the event payment due for a period is less than $10.00, such payment will not be made but will be included with the next scheduled payment when the aggregate amount due exceeds $10.00.

5. You shall furnish the Funds and us with such information as shall reasonably be requested either by the Directors or officers of the Corporation or BMO Asset Management or by us with respect to the services provided and the fees paid to you pursuant to this Agreement, including but not limited to blue sky sales reports. We shall furnish the Directors of the Corporation, for their review on a quarterly basis, a written report of the amounts expended under the Plan by us and the purposes for which such expenditures were made. We shall also furnish to officers of BMO Asset Management, for their review on a quarterly basis, a written report of the amounts paid in respect of Shareholder Servicing Fees.

6. Orders shall be placed either directly with the Funds’ transfer agent in accordance with such procedures as may be established by the transfer agent or us, or with the transfer agent through the facilities of the National Securities Clearing Corporation (“NSCC”), if available, in accordance with the rules of the NSCC. In addition, all orders are subject to acceptance or rejection by the Distributor or the relevant Fund in the sole discretion of either. Purchase orders shall be subject to receipt by the Corporation’s transfer agent of all required documents in proper form and to the minimum initial and subsequent purchase requirements set forth in the Registration Statement. Notwithstanding anything herein to the contrary, a Fund may waive initial minimum investment requirements, including for purchases of the Fund by an employee benefit or other plans, such as 401(k) plans, 457 plans, employer sponsored 403(b) plans, health

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savings accounts, profit sharing plans, money purchase plans, defined benefit plans, non-qualified deferred compensation plans, broker-dealer managed account or wrap programs that charge an asset-based fee, registered investment adviser mutual fund wrap programs or other accounts that charge a fee for advisory, investment, consulting or similar services, and private bank and trust company managed accounts or wrap programs that charge an asset-based fee, which consolidate and hold all Fund Shares in plan level or omnibus accounts on behalf of participants. SEPs, SIMPLE-IRAs, and individual 403(b) plans are not eligible for this waiver.

7. Settlement of transactions shall be in accordance with such procedures as may be established by the transfer agent or us, or if applicable, the rules of the NSCC. If payment is not received, we and the Funds reserve the right forthwith to cancel the sale, or at the option of the Funds or us to sell the Shares at the then prevailing net asset value. In either case you agree to be responsible for any loss resulting to the Fund and/or to us from your failure to make payments as aforesaid.

8. To the extent applicable, you shall be allowed the concessions from the public offering price, if any, as set forth in the Registration Statement. Reduced sales charges may also be available pursuant to any special features of the Funds (such as cumulative discounts, letters of intent, etc., the terms of which shall be described in the Funds’ Registration Statement). Unless at the time of transmitting an order you advise the Funds and their transfer agent to the contrary, the Funds may consider the order to be the total holding of an investor and assume that the investor is not entitled to any reduction in sales price beyond that accorded to the amount of the purchase as determined by the schedule set forth in the then current prospectus of the relevant Fund.

9. If any Fund Shares sold to you or your customers are redeemed by the Funds or repurchased for the account of the Funds or are tendered to the Funds for redemption or repurchase within seven business days after the date of confirmation to you of the original purchase order for said Fund Shares, you agree to pay forthwith to us the full amount of any dealer concession allowed or commission paid to you on the original sale, and we agree to pay the amount of any such dealer concession to the Fund when received by us. Alternatively, we may, in our discretion, withhold payment of dealer concessions or commissions to you for such Fund Shares.

10. You acknowledge and agree that none of the Distributor, the Corporation, or BMO Asset Management, is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with any Fund Shares sold to your clients that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (“Retirement Clients”), which include a plan, plan fiduciary, plan participant or beneficiary, IRA or IRA owners, or an investment contract, product, or entity that holds “plan assets.” You represent that (i) you are a bank, insurance carrier, an investment adviser, a broker dealer, or if none of the foregoing, a fiduciary that holds, or has under management or control, total assets (including both plan and non-plan assets) of at least $50 million, (ii) you will be a fiduciary under ERISA or the Code (as of the effective date of the Department of Labor’s Fiduciary Rule), or both, with respect to your Retirement Clients, and with respect to any purchase of Fund Shares by the Retirement Clients, and (iii) you will be responsible for exercising independent judgment in evaluating whether your Retirement Clients should purchase any Fund Shares (“Transaction”). You represent that you are capable of evaluating investment risk independently, both in general and with regard to particular transactions and investment strategies, and that there is no financial

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interest, ownership interest, or other relationship, agreement, or understanding, that would limit your ability to carry out your fiduciary responsibility to any of your Retirement Clients beyond the control, direction, or influence, of other persons involved in any Transaction. You represent that you will comply with any and all fiduciary obligations you have with respect to any Transaction and, if necessary, shall comply with all applicable conditions of a prohibited transaction exemption to avoid engaging in any non-exempt prohibited transaction under ERISA and the Code, as they may be amended from time to time. You understand that the Distributor and BMO Asset Management will earn fees from the sale of Fund Shares to your Retirement Clients, as may further be described in the relevant Prospectus and/or this Agreement. You agree that these fees are not for the provision of any investment advice to you with respect to any Transaction and that neither you nor any Retirement Client will pay any fee or other compensation to the Distributor, the Corporation, or BMO Asset Management, for the provision of any investment advice to you with respect to any Transaction.

11. With respect to Class F3 shares, you agree that such shares will be sold exclusively through fee-based wrap programs that charge an ongoing asset-based fee in exchange for the provision advisory, investment, consulting, or similar services. Class F3 shares are not subject to any initial or deferred sales charge; they are not subject to a 12b-1 Fee, Shareholder Servicing Fee, or Administrative Services Fee; and the Adviser makes no revenue sharing payments with respect to such shares. For all transactions in Class F3 shares for which you charge your customers a commission, you (i) shall act on an agency basis on behalf of you customers, (ii) shall not act (A) as principal for your own account or (B) as a “dealer,” “underwriter” or “principal underwriter” (as such terms are defined in the 1940 Act), and (iii) shall not undertake or perform any acts or functions that would cause you to be such a dealer, underwriter or principal underwriter. You further agree (a) to act as agent for the Corporation solely for purposes of receiving orders by Fund shareholders for the purchase or redemption of Class F3 Shares; (b) that you will determine the nature and amount of the commissions you may charge your customers, and the times at which the commissions are collected, consistent with your obligations under applicable law including but not limited to applicable rules of the FINRA and the United States Department of Labor; (c) to make such disclosures as are required by applicable law regarding the commissions it charges and the capacity in which it acts with respect to such transactions; and (d) that purchases and redemptions will be made at the net asset value established by the relevant Fund (before imposition of any commission).

12. For all purposes of this Agreement you will be deemed to be an independent contractor and neither you nor any of your employees or agents shall have any authority to act in any matter or in any respect as agent for the Funds or for the Distributor. Neither you nor any of your employees or agents are authorized to make any representation concerning shares of the Funds except those contained in the Registration Statement. By your written acceptance of this Agreement, you agree to and do release, indemnify and hold us harmless from and against any and all liabilities, losses, claims, demands, charges, costs and expenses (including reasonable attorneys fees) arising out of or resulting from (i) requests, directions, actions or inactions of or by you or your officers, employees or agents or, (ii) the purchase, redemption, transfer or registration of shares of the Funds (or orders relating to the same) by you or your clients, or (iii) your breach of any of the terms of this Agreement. In the event we or the Funds determine to refund any amount paid by an investor for any reason, you shall return to the Funds or us any

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commission previously paid or discounts allowed with respect to the transaction for which the refund is made. Notwithstanding anything herein to the contrary, the foregoing indemnity and hold harmless agreement shall indefinitely survive the termination of this Agreement.

13. We may enter into other similar agreements with any other person without your consent.

14. You represent that you are registered as a broker/dealer under the Securities Exchange Act of 1934, as amended, and a member of FINRA and agree to maintain membership in FINRA or that you are not required to be so registered as a broker/dealer or be a member of FINRA. To the extent applicable, you agree to abide by all the rules and regulations of the Securities and Exchange Commission (“SEC”) and FINRA which are binding upon underwriters and dealers in the distribution of the securities of open-end investment companies, including without limitation, Rule 2830 of FINRA Conduct Rules, as it may be amended from time to time. You shall comply with all applicable laws including state and federal laws and the rules and regulations of authorized regulatory agencies. You will not sell or offer for sale shares of any Fund in any state or jurisdiction where (i) you are not qualified to act as a dealer or exempt from qualification as a dealer or (ii) the shares are not qualified for sale or exempt from qualification, including under the blue sky laws and regulations of such state. You agree to notify us immediately if any license or registration to act as a broker-dealer that you currently hold or subsequently obtain is revoked or suspended by any federal, self-regulatory or state agency. We do not assume any responsibility in connection with your registration under the laws of the various states or jurisdictions or under federal law or your qualification under any applicable law or regulation to offer or sell shares of the Funds.

15. You hereby certify that you are in compliance and will continue to comply with all applicable anti-money laundering laws, regulations, rules and government guidance and have in place a comprehensive anti-money laundering compliance program that includes: internal policies, procedures and controls for complying with the USA PATRIOT Act, a designated compliance officer, an ongoing training program for appropriate employees and an independent audit function. You also certify, if applicable, that you are in compliance and will continue to comply with the economic sanctions programs administered by the U.S. Treasury Department’s Office of Foreign Asset Control (“OFAC”) and have an OFAC compliance program in place that satisfies all applicable laws and regulations. You acknowledge that, because the Distributor will not have access to detailed information about your customers who purchase Fund Shares, you will assume responsibility for compliance with the foregoing laws and regulations in regard to such customers. You hereby agree to notify the Distributor promptly whenever, (i) pursuant to the provisions of your programs, indications of suspicious activity or OFAC matches are detected in connection with the purchase, sale or exchange of Fund Shares; or (ii) you receive any reports from any regulator(s) pertaining to your compliance with the foregoing laws or regulations in connection with your customers. You hereby acknowledge that, as required by federal law, upon your entering into this Agreement you will provide your Form W-9, and we will verify your legal entity name and address, the date that you were formed, and any other registration information about you found in FINRA’s Broker/Check website.

16. The Funds have adopted policies designed to prevent frequent purchases and redemptions of certain Fund Shares which may harm performance by disrupting investment strategies and by increasing portfolio transaction costs. These policies permit certain Funds to charge a Fund

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shareholder a short-term trading fee which the Fund may deduct directly from redemption proceeds. A Fund may waive this fee in its sole discretion. The redemption fee does not apply to redemptions made due to disability or hardship, forfeitures, required minimum distributions, systematic withdrawals, shares purchased through a systematic purchase plan, return of excess contributions, and loans, by an employee benefit or other plan, such as a 401(k) plan, 457 plan, employer sponsored 403(b) plan, health savings account, profit sharing plan, money purchase plan, defined benefit plan or non-qualified deferred compensation plan, or a broker-dealer managed account or wrap program that charges an asset-based fee, a registered investment adviser mutual fund wrap program or other account that charges a fee for advisory, investment, consulting or similar services, or a private bank and trust company managed account or wrap program that charges an asset-based fee. In certain circumstances the Funds may defer to your frequent trading and market timing policy if the Fund’s officers determine that your own policies are sufficient to detect and deter improper frequent trading, you confirm your compliance with these policies, and agree to promptly provide the Funds such information related to Fund shareholders as may be reasonably requested by the Fund from time to time in order to assist the Funds in monitoring short-term trading activity under the Funds’ policies and procedures.

17. You agree to maintain all records required by law relating to transactions involving the Fund Shares. Upon the request of us, the Corporation or BMO Asset Management, you agree to promptly make such of these records available to us, the Corporation’s or BMO Asset Management’s agents as are requested to enable us, including without limitation compliance personnel, auditors or legal counsel, to (a) monitor and review the services provided, (b) comply with any request of a governmental or self-regulatory organization, (c) verify compliance with the terms of this Agreement, (d) make required regulatory reports, (e) ensure compliance with applicable law, and (f) perform general customer supervision; and you agree to, upon written notice, permit the us to have reasonable access to personnel and records in order to facilitate the monitoring of the services provided. In addition you hereby agree to establish appropriate procedures and reporting forms and/or mechanisms and schedules in conjunction with us and the Corporation’s administrator, to enable the Corporation to identify the location, type of, and sales to all accounts opened and maintained by your customers or by you on behalf of your customers.

18. Unless you clear through a third-party clearing firm, you shall, on an annual basis, provide us with a Statement on Standards for Attestation Engagements (SSAE) 16 Audit Report or similar report regarding your internal controls relating to financial reporting. In addition, you shall, on an annual basis, provide us with a Financial Intermediary Controls and Compliance Assessment (FICCA) Audit Report or similar report regarding your control and compliance environment. You will provide us with information we may reasonably request regarding remedial steps taken in response to any qualified opinion. You acknowledge that we may use a third-party vendor to review and assess the contents of the SSAE 16 Reports and FICCA Reports, and, notwithstanding anything herein to the contrary, you consent to us sharing such Reports with the third-party vendor.

19. You hereby certify that you are in compliance with and will continue to comply with the applicable provisions of state privacy laws and Regulation S-P, which permits financial institutions, such as the Funds, to disclose “nonpublic personal information” (“NPI”) of its “customers” and “consumers” to affiliated and non-affiliated persons of the Funds for the limited

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purposes of processing and servicing transactions, for specified law enforcement and miscellaneous purposes or as a service provider or in connection with joint marketing arrangements. You hereby acknowledge that we, the Corporation, the Funds and BMO Asset Management may receive and disclose NPI to you as agent for the Funds but solely in fulfilling your contractual obligations under this Agreement in the ordinary course of business to support the Funds and their shareholders. You hereby agree to be bound to use and disclose NPI only for the limited purposes set forth in the first sentence of this Section 17. You represent and warrant that you have implemented safeguards by adopting policies and procedures reasonably designed to insure the security and confidentiality of NPI, to protect against any anticipated hazards or threats to the security or integrity of NPI and to protect against unauthorized access to or use of NPI that could result in substantial harm or inconvenience to any shareholder of the Funds. The provisions of this Section 17 shall survive the termination of this Agreement.

20. Either party to this Agreement may terminate this Agreement by giving sixty (60) days’ written notice to the other. This Agreement will terminate automatically if: (i) any bankruptcy, insolvency or receivership proceedings, or an assignment for the benefit of creditors, is brought under any federal or state law by or against you; (ii) your registration with the SEC as a broker-dealer is suspended or revoked and you are not otherwise exempt from registration; (iii) your FINRA membership is suspended or revoked and you are not otherwise exempt from such membership; (iv) you and your representatives are not licensed or qualified in a state or other jurisdiction in which you sell Fund Shares and there is not an applicable exemption, (v) an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, as amended, is filed against you, or (vi) the Distribution Agreement between us and a Fund, the Shareholder Services Agreement or the Plan is terminated. This Agreement also will terminate automatically in the event of its assignment as that term is defined in the 1940 Act. We may, in our sole discretion, modify or amend this Agreement upon written notice to you of such modification or amendment, which shall be effective on the date stated in such notice.

21. The provisions of the Plan, the Shareholder Services Agreement and the Distribution Agreement, insofar as they relate to our obligations and the payment of fees hereunder, are incorporated herein by reference. This Agreement shall become effective upon acceptance and execution by us. Unless sooner terminated as provided herein, this Agreement shall continue in full force and effect as long as the continuance of the Plan is approved at least annually by a vote of the Directors of the Corporation, including a majority of the Corporation’s independent directors (as defined in the 1940 Act), cast in person at a meeting called for the purpose of voting thereon.

22. Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be in writing, delivered via courier or mailed postpaid to the other party, or sent via email, as follows:

(a) All communications to us should be sent to:

BMO Investment Distributors, LLC

Attn: Patti Stuettgen

111 East Kilbourn Avenue, Suite 200

Milwaukee, WI 53202

BID.Administration@BMO.com

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(b) Any notice to you shall be duly given if mailed or emailed to you at:

Firm Name:

Attn:

Firm Address:

Firm City, State, Zip

Email:

23. The following is applicable with respect to each of the Funds identified as a money market fund (“MMF”) on Schedule A:

General

(a)	You covenant and agree to comply with all applicable terms and conditions of the Prospectus, including, but not limited to, (i) the placing or processing of purchase, redemption, and exchange orders and the timing thereof, (ii) the implementation of liquidity fees and/or redemption gates, and (iii) with respect to retail MMFs (as such term is used or interpreted by the SEC or its staff) (“Retail MMFs”), compliance with shareholder eligibility requirements as disclosed in the Prospectus or as otherwise required by Rule 2a-7 or as interpreted by the SEC or its staff.

(b)	Upon MMF’s reasonable request, you agree to promptly provide the MMF or its designee with information separating customer orders received before and after the calculation of NAV or a time after which an MMF imposed, lifted, or modified a liquidity fee or redemption gate for the MMF or its designee to validate the timing of your receipt of orders to purchase, redeem, or exchange the MMF’s shares (“MMF Orders”) in good form.

(c)	You will maintain all records (i) required by state and federal law relating to the provision of the services contemplated under the Agreement, (ii) necessary or appropriate to demonstrate its compliance with the terms and conditions of the Prospectus or this Agreement, or (iii) necessary to make required regulatory reports.

Liquidity Fees and Gates

(a)	You agree to promptly take such actions reasonably requested by us, to impose, lift, or modify a liquidity fee or redemption gate, or assist us in imposing, lifting, or modifying a liquidity fee or redemption gate.

(b)	If an MMF implements a liquidity fee, unless you undertake to calculate and remit liquidity fees in accordance with the MMFs’ reasonable directions, you authorize us

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to calculate the liquidity fees owed to the MMF as a result of redemptions submitted through you (the “Fee Amount”) following the imposition of the liquidity fee and to withhold an amount equal to the Fee Amount from any redemption proceeds or other payments that you are owed.

(c)	You may be notified by an MMF that a liquidity fee or redemption gate has been implemented via email, phone call, website disclosure, or the filing of a supplement to the Prospectus. To facilitate our ability to calculate the Fee Amount, following such notification, you agree to provide us, before each NAV Calculation Time (as described in the Prospectus), with the gross dollar amount and number of MMF shares that your customers tendered for redemption before the NAV Calculation Time and, if requested, after the time at which the liquidity fee was imposed or before the time at which the liquidity fee was terminated or modified, as applicable.

(d)	If a redemption gate is implemented by an MMF, you agree to reject any redemption and exchange MMF Orders in the MMF that you receive in good form while the redemption gate is in effect. To the extent required under applicable law or the terms of a MMF’s Prospectus, you further agree to promptly re-confirm with your customers their intent to execute trades submitted during the implementation of a liquidity fee or redemption gate.

(e)	You acknowledge that an MMF may pay a redemption request that the MMF determines in its sole discretion has been received in good order by the MMF or its agent before the imposition of a liquidity fee or redemption gate, provided, however, that you may be required to provide evidence of receipt of the redemption request in good order prior to the applicable implementation time.

Retail MMFs

(a)	To the extent an MMF operates as a Retail MMF, you agree that with respect to any shares of the Retail Fund purchased, or held by or on behalf of your customers, you will (i) adopt and implement policies, procedures and internal controls reasonably designed to limit all beneficial owners of such Retail MMF shares to natural persons (as such term is used or interpreted by the SEC or its staff), (ii) take commercially reasonable efforts to ensure that all current and future beneficial owners of such Retail MMF shares are natural persons, and (iii) promptly redeem any such Retail MMF shares of customers who do not qualify as natural persons.

(b)	Upon reasonable request, you will provide (i) copies (or a summary) of the policies, procedures and internal controls required under subsection (a)(i) above, and (ii) information or certification as to the adequacy of such procedures and the effectiveness of their implementation, in such form as may be reasonably satisfactory.

(c)	In the event you cannot redeem shares as provided in subparagraph (a)(iii) above, you will promptly notify us and will comply with any requests from the Retail MMF or us relating to the involuntary redemption of such shares (including shares held in an omnibus account).

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23. This Agreement shall be construed in accordance with the laws of the State of Wisconsin, excluding the laws on conflicts of laws.

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BMO INVESTMENT DISTRIBUTORS, LLC
Name of Dealer or Financial Intermediary (Please Print or Type)*	111 East Kilbourn Avenue, Suite 200 Milwaukee, Wisconsin 53202

Address of Dealer or Financial Intermediary

By: Authorized Officer	By: Authorized Officer

Print Name	Print Name

Date:	Date:

Phone:

Email:

*NOTE:	Please sign and return two copies of this Agreement to

  BMO Investment Distributors, LLC

  Attention: Patti Stuettgen

  111 East Kilbourn Avenue, Suite 200

  Milwaukee, WI 53202

  Email: BID.Administration@BMO.com

   Upon acceptance, one countersigned copy will be returned to you for your files.

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Schedule A to Sales and Services Agreement

As of June 30, 2017

As of the date indicated above, the following Funds and Fund Shares are subject to the Sales and Services Agreement and the compensation payable before waivers to dealers or financial intermediaries pursuant to the Sales and Services Agreement. The Distributor shall not pay out shareholder services fees to a dealer or financial intermediary until the accrued, unpaid amount of shareholder services fees exceeds ten dollars ($10). Each Fund’s Prospectus contains information regarding current waivers and shall control in case of any conflict with this Schedule.

SUMMARY

Fund Classification	FEE*
	Class Y	Class I	Class A	Class R3	Class R6	Premier Class	Class F3
Equity Funds	0.40% (40 Basis Points)	0.15% (15 Basis Points)	0.40% (40 Basis Points)	0.65% (65 Basis Points)	0.00% (0 Basis Points)	Not Applicable	0.00% (0 Basis Points)
Fixed Income Funds	0.25% (25 Basis Points)	0.00% (0 Basis Points)	0.25% (25 Basis Points)	Not Applicable	Not Applicable	Not Applicable	Not Applicable
Asset Allocation Funds	0.40% (40 Basis Points)	0.15% (15 Basis Points)	Not Applicable	0.65% (65 Basis Points)	0.00% (0 Basis Points)	Not Applicable	Not Applicable
Money Market Funds	0.00-0.25%** (0–25 Basis Points)	Not Applicable	Not Applicable	Not Applicable	Not Applicable	0.00% (0 Basis Points)	Not Applicable

*Please see following pages for specific fee information.

**Notwithstanding anything in this Agreement to the contrary, you shall be entitled to and the Distributor shall pay you fees with respect to MMF shares up to, and not to exceed, 0.25% (25 basis points), computed in the manner specified in the Funds’ Registration Statement, provided, however, you shall only be entitled to and the Distributor shall only pay you such fees to the extent such fees are remitted to the Distributor first from the Adviser. You shall have no entitlement to fees attributable to MMF shares to the extent such fees are not paid to or collected by the Distributor.

As of June 30, 2017

CLASS Y SHARES

EQUITY FUNDS – CLASS Y SHARES

Fund Name	Maximum Sales Charge (Load) Imposed (A)	Distribution (12b-1) Fee (B)	Shareholder Servicing Fee (C)	Revenue Share from Adviser (D)	Total Fee (B+C+D)
BMO Large-Cap Growth Fund	None	None	0.25%	0.15%	0.40%
BMO Pyrford International Stock Fund	None	None	0.25%	0.15%	0.40%

FIXED INCOME FUNDS – CLASS Y SHARES

Fund Name	Maximum Sales Charge (Load) Imposed (A)	Distribution (12b-1) Fee (B)	Shareholder Servicing Fee (C)	Revenue Share from Adviser (D)	Total Fee (B+C+D)
BMO Intermediate Tax-Free Fund	None	None	0.25%	None	0.25%
BMO Strategic Income Fund	None	None	0.25%	None	0.25%
BMO TCH Corporate Income Fund	None	None	0.25%	None	0.25%
BMO TCH Core Plus Bond Fund	None	None	0.25%	None	0.25%

ASSET ALLOCATION FUNDS – CLASS Y SHARES

Fund Name	Maximum Sales Charge (Load) Imposed (A)	Distribution (12b-1) Fee (B)	Shareholder Servicing Fee (C)	Revenue Share from Adviser (D)	Total Fee (B+C+D)
BMO In-Retirement Fund	None	None	0.25%	0.15%	0.40%
BMO Target Retirement 2015 Fund	None	None	0.25%	0.15%	0.40%
BMO Target Retirement 2020 Fund	None	None	0.25%	0.15%	0.40%
BMO Target Retirement 2025 Fund	None	None	0.25%	0.15%	0.40%
BMO Target Retirement 2030 Fund	None	None	0.25%	0.15%	0.40%
BMO Target Retirement 2035 Fund	None	None	0.25%	0.15%	0.40%
BMO Target Retirement 2040 Fund	None	None	0.25%	0.15%	0.40%
BMO Target Retirement 2045 Fund	None	None	0.25%	0.15%	0.40%
BMO Target Retirement 2050 Fund	None	None	0.25%	0.15%	0.40%
BMO Target Retirement 2055 Fund	None	None	0.25%	0.15%	0.40%
BMO Conservative Allocation Fund	None	None	0.25%	0.15%	0.40%
BMO Moderate Allocation Fund	None	None	0.25%	0.15%	0.40%
BMO Balanced Allocation Fund	None	None	0.25%	0.15%	0.40%
BMO Growth Allocation Fund	None	None	0.25%	0.15%	0.40%
BMO Aggressive Allocation Fund	None	None	0.25%	0.15%	0.40%

MONEY MARKET FUNDS – CLASS Y SHARES

Fund Name	Maximum Sales Charge (Load) Imposed (A)	Distribution (12b-1) Fee (B)	Shareholder Servicing Fee (C)	Revenue Share from Adviser (D)	Total Fee (B+C+D)
BMO Government Money Market Fund	None	None	0.00-0.25%*	0.00%	0.00-0.25%*
BMO Tax-Free Money Market Fund	None	None	0.00-0.25%*	0.00%	0.00-0.25%*
BMO Prime Money Market Fund	None	None	0.00-0.25%*	0.00%	0.00-0.25%*
BMO Institutional Prime Money Market Fund	None	None	0.00-0.25%*	0.00%	0.00-0.25%*

*	Notwithstanding anything in this Agreement to the contrary, you shall be entitled to and the Distributor shall pay you fees with respect to MMF shares up to, and not to exceed, 0.25% (25 basis points), computed in the manner specified in the Funds’ Registration Statement, provided, however, you shall only be entitled to and the Distributor shall only pay you such fees to the extent such fees are remitted to the Distributor first from the Adviser. You shall have no entitlement to fees attributable to MMF shares to the extent such fees are not paid to or collected by the Distributor.

CLASS I SHARES

EQUITY FUNDS – CLASS I SHARES

Fund Name	Maximum Sales Charge (Load) Imposed (A)	Distribution (12b-1) Fee (B)	Shareholder Servicing Fee (C)	Revenue Share from Adviser (D)	Total Fee (B+C+D)
BMO Low Volatility Equity Fund	None	None	None	0.15%	0.15%
BMO Dividend Income Fund	None	None	None	0.15%	0.15%
BMO Large-Cap Value Fund	None	None	None	0.15%	0.15%
BMO Large-Cap Growth Fund	None	None	None	0.15%	0.15%
BMO Mid-Cap Value Fund	None	None	None	0.15%	0.15%
BMO Mid-Cap Growth Fund	None	None	None	0.15%	0.15%
BMO Small-Cap Value Fund	None	None	None	0.15%	0.15%
BMO Small-Cap Core Fund	None	None	None	0.15%	0.15%
BMO Small-Cap Growth Fund	None	None	None	0.15%	0.15%
BMO Global Low Volatility Equity Fund	None	None	None	0.15%	0.15%
BMO Disciplined International Equity Fund	None	None	None	0.15%	0.15%
BMO Pyrford International Stock Fund	None	None	None	0.15%	0.15%
BMO LGM Emerging Markets Equity Fund	None	None	None	0.15%	0.15%
BMO Alternative Strategies Fund	None	None	None	0.15%	0.15%
BMO Global Long/Short Fund	None	None	None	0.15%	0.15%

FIXED INCOME FUNDS – CLASS I SHARES

Fund Name	Maximum Sales Charge (Load) Imposed (A)	Distribution (12b-1) Fee (B)	Shareholder Servicing Fee (C)	Revenue Share from Adviser (D)	Total Fee (B+C+D)
BMO TCH Emerging Markets Bond Fund	None	None	None	None	None
BMO Ultra Short Tax-Free Fund	None	None	None	None	None
BMO Short Tax-Free Fund	None	None	None	None	None
BMO Short-Term Income Fund	None	None	None	None	None
BMO Intermediate Tax-Free Fund	None	None	None	None	None
BMO Strategic Income Fund	None	None	None	None	None
BMO TCH Corporate Income Fund	None	None	None	None	None
BMO TCH Core Plus Bond Fund	None	None	None	None	None
BMO High Yield Bond Fund	None	None	None	None	None

ASSET ALLOCATION FUNDS – CLASS I SHARES

Fund Name	Maximum Sales Charge (Load) Imposed (A)	Distribution (12b-1) Fee (B)	Shareholder Servicing Fee (C)	Revenue Share from Adviser (D)	Total Fee (B+C+D)
BMO Conservative Allocation Fund	None	None	None	0.15%	0.15%
BMO Moderate Allocation Fund	None	None	None	0.15%	0.15%
BMO Balanced Allocation Fund	None	None	None	0.15%	0.15%
BMO Growth Allocation Fund	None	None	None	0.15%	0.15%
BMO Aggressive Allocation Fund	None	None	None	0.15%	0.15%

CLASS A SHARES

EQUITY FUNDS – CLASS A SHARES

Fund Name	Maximum Sales Charge (Load) Imposed (A)	Distribution (12b-1) Fee (B)	Shareholder Servicing Fee (C)	Revenue Share from Adviser (D)	Total Fee (B+C+D)
BMO Low Volatility Equity Fund	5.00%	0.25%	None	0.15%	0.40%
BMO Dividend Income Fund	5.00%	0.25%	None	0.15%	0.40%
BMO Large-Cap Value Fund	5.00%	0.25%	None	0.15%	0.40%
BMO Large-Cap Growth Fund	5.00%	0.25%	None	0.15%	0.40%
BMO Mid-Cap Value Fund	5.00%	0.25%	None	0.15%	0.40%
BMO Mid-Cap Growth Fund	5.00%	0.25%	None	0.15%	0.40%
BMO Small-Cap Value Fund	5.00%	0.25%	None	0.15%	0.40%
BMO Small-Cap Core Fund	5.00%	0.25%	None	0.15%	0.40%
BMO Small-Cap Growth Fund	5.00%	0.25%	None	0.15%	0.40%
BMO Global Low Volatility Equity Fund	5.00%	0.25%	None	0.15%	0.40%
BMO Disciplined International Equity Fund	5.00%	0.25%	None	0.15%	0.40%
BMO Pyrford International Stock Fund	5.00%	0.25%	None	0.15%	0.40%
BMO LGM Emerging Markets Equity Fund	5.00%	0.25%	None	0.15%	0.40%
BMO Alternative Strategies Fund	5.00%	0.25%	None	0.15%	0.40%
BMO Global Long/Short Equity Fund	5.00%	0.25%	None	0.15%	0.40%

Equity Funds – Class A Shares Sales Load Schedule

Purchase Amount	Sales Charge as a % of Public Offering Price*	Sales Charge as a % of NAV	Typical Dealer Concession as a % of Public Offering Price
Under $50,000	5.00%	5.26%	5.00%
$50,000–$99,999	4.00%	4.17%	4.00%
$100,000–$249,999	3.25%	3.36%	3.25%
$250,000–$499,999	2.50%	2.56%	2.50%
$500,000–$999,999	1.75%	1.78%	1.75%
$1,000,000–$4,999,999	0.00%	0.00%	1.00%
$5,000,000–$9,999,999	0.00%	0.00%	0.75%
$10,000,000–$49,999,999	0.00%	0.00%	0.50%
$50,000,000 and above	0.00%	0.00%	0.25%

*	For purchases of $1,000,000 and above, a Contingent Deferred Sales Charge (“CDSC”) of 1.00% will apply to shares redeemed within 18 months of purchase.

FIXED INCOME FUNDS – CLASS A SHARES

Fund Name	Maximum Sales Charge (Load) Imposed (A)	Distribution (12b-1) Fee (B)	Shareholder Servicing Fee (C)	Revenue Share from Adviser (D)	Total Fee (B+C+D)
BMO TCH Emerging Markets Bond Fund	3.50%	0.25%	None	None	0.25%
BMO Ultra Short Tax-Free Fund	2.00%	0.25%	None	None	0.25%
BMO Short Tax-Free Fund	2.00%	0.25%	None	None	0.25%
BMO Short-Term Income Fund	2.00%	0.25%	None	None	0.25%
BMO Intermediate Tax-Free Fund	3.50%	0.25%	None	None	0.25%
BMO Strategic Income Fund	3.50%	0.25%	None	None	0.25%
BMO TCH Corporate Income Fund	3.50%	0.25%	None	None	0.25%
BMO TCH Core Plus Bond Fund	3.50%	0.25%	None	None	0.25%
BMO High Yield Bond Fund	3.50%	0.25%	None	None	0.25%

Fixed Income Funds – Class A Shares Sales Load Schedule

TCH Emerging Markets Bond Fund, Strategic Income Fund, and High Yield Bond Fund.

Purchase Amount	Sales Charge as a % of Public Offering Price*	Sales Charge as a % of NAV	Typical Dealer Concession as a % of Public Offering Price
Under $100,000	3.50%	3.63%	3.50%
$100,000–$249,999	3.00%	3.09%	3.00%
$250,000–$499,999	2.25%	2.30%	2.25%
$500,000–$999,999	1.75%	1.78%	1.75%
$1,000,000–$4,999,999	0.00%	0.00%	1.00%
$5,000,000–$9,999,999	0.00%	0.00%	0.75%
$10,000,000–$49,999,999	0.00%	0.00%	0.50%
$50,000,000 and above	0.00%	0.00%	0.25%
*	For purchases of $1,000,000 and above, a CDSC of 1.00% will apply to shares redeemed within 18 months of purchase.

Intermediate Tax-Free Fund, TCH Corporate Income Fund, and TCH Core Plus Bond Fund:

Purchase Amount	Sales Charge as a % of Public Offering Price*	Sales Charge as a % of NAV	Typical Dealer Concession as a % of Public Offering Price
Under $100,000	3.50%	3.63%	3.50%
$100,000–$249,999	3.00%	3.09%	3.00%
$250,000–$499,999	2.25%	2.30%	2.25%
$500,000–$999,999	1.75%	1.70%	1.75%
$1,000,000–$4,999,999	0.00%	0.00%	0.55%
$5,000,000–$9,999,999	0.00%	0.00%	0.50%
$10,000,000–$49,999,999	0.00%	0.00%	0.40%
$50,000,000 and above	0.00%	0.00%	0.25%
*	For purchases of $1,000,000 and above, a CDSC of 0.55% will apply to shares redeemed within 18 months of purchase.

Ultra Short Tax-Free Fund, Short Tax-Free Fund, and Short-Term Income Fund:

Purchase Amount	Sales Charge as a % of Public Offering Price*	Sales Charge as a % of NAV	Typical Dealer Concession as a % of Public Offering Price
Under $100,000	2.00%	2.04%	2.00%
$100,000–$249,999	1.50%	1.52%	1.50%
$250,000–$499,999	1.00%	1.01%	1.00%
$500,000–$999,999	0.75%	0.76%	0.75%
$1,000,000–$4,999,999	0.00%	0.00%	0.55%
$5,000,000–$9,999,999	0.00%	0.00%	0.50%
$10,000,000–$49,999,999	0.00%	0.00%	0.40%
$50,000,000 and above	0.00%	0.00%	0.25%
*	For purchases of $1,000,000 and above, a CDSC of 0.55% will apply to shares redeemed within 18 months of purchase.

CLASS R3 SHARES

EQUITY FUNDS – CLASS R3 SHARES

Fund Name	Maximum Sales Charge (Load) Imposed (A)	Distribution (12b-1) Fee (B)	Shareholder Servicing Fee (C)	Revenue Share from Adviser (D)	Total Fee (B+C+D)
BMO Mid-Cap Value Fund	None	0.50%	None	0.15%	0.65%
BMO Mid-Cap Growth Fund	None	0.50%	None	0.15%	0.65%
BMO Small-Cap Value Fund	None	0.50%	None	0.15%	0.65%
BMO Disciplined International Equity Fund	None	0.50%	None	0.15%	0.65%
BMO Pyrford International Stock Fund	None	0.50%	None	0.15%	0.65%

ASSET ALLOCATION FUNDS – CLASS R3 SHARES

Fund Name	Maximum Sales Charge (Load) Imposed (A)	Distribution (12b-1) Fee (B)	Shareholder Servicing Fee (C)	Revenue Share from Adviser (D)	Total Fee (B+C+D)
BMO In-Retirement Fund	None	0.50%	None	0.15%	0.65%
BMO Target Retirement 2015 Fund	None	0.50%	None	0.15%	0.65%
BMO Target Retirement 2020 Fund	None	0.50%	None	0.15%	0.65%
BMO Target Retirement 2025 Fund	None	0.50%	None	0.15%	0.65%
BMO Target Retirement 2030 Fund	None	0.50%	None	0.15%	0.65%
BMO Target Retirement 2035 Fund	None	0.50%	None	0.15%	0.65%
BMO Target Retirement 2040 Fund	None	0.50%	None	0.15%	0.65%
BMO Target Retirement 2045 Fund	None	0.50%	None	0.15%	0.65%
BMO Target Retirement 2050 Fund	None	0.50%	None	0.15%	0.65%
BMO Target Retirement 2055 Fund	None	0.50%	None	0.15%	0.65%
BMO Conservative Allocation Fund	None	0.50%	None	0.15%	0.65%
BMO Moderate Allocation Fund	None	0.50%	None	0.15%	0.65%
BMO Balanced Allocation Fund	None	0.50%	None	0.15%	0.65%
BMO Growth Allocation Fund	None	0.50%	None	0.15%	0.65%
BMO Aggressive Allocation Fund	None	0.50%	None	0.15%	0.65%

CLASS R6 SHARES

EQUITY FUNDS – CLASS R6 SHARES

Fund Name	Maximum Sales Charge (Load) Imposed (A)	Distribution (12b-1) Fee (B)	Shareholder Servicing Fee (C)	Revenue Share from Adviser (D)	Total Fee (B+C+D)
BMO Large-Cap Value Fund	None	None	None	None	None
BMO Large-Cap Growth Fund	None	None	None	None	None
BMO Mid-Cap Value Fund	None	None	None	None	None
BMO Mid-Cap Growth Fund	None	None	None	None	None
BMO Small-Cap Value Fund	None	None	None	None	None
BMO Disciplined International Equity Fund	None	None	None	None	None
BMO Pyrford International Stock Fund	None	None	None	None	None

ASSET ALLOCATION FUNDS – CLASS R6 SHARES

Fund Name	Maximum Sales Charge (Load) Imposed (A)	Distribution (12b-1) Fee (B)	Shareholder Servicing Fee (C)	Revenue Share from Adviser (D)	Total Fee (B+C+D)
BMO In-Retirement Fund	None	None	None	None	None
BMO Target Retirement 2015 Fund	None	None	None	None	None
BMO Target Retirement 2020 Fund	None	None	None	None	None
BMO Target Retirement 2025 Fund	None	None	None	None	None
BMO Target Retirement 2030 Fund	None	None	None	None	None
BMO Target Retirement 2035 Fund	None	None	None	None	None
BMO Target Retirement 2040 Fund	None	None	None	None	None
BMO Target Retirement 2045 Fund	None	None	None	None	None
BMO Target Retirement 2050 Fund	None	None	None	None	None
BMO Target Retirement 2055 Fund	None	None	None	None	None
BMO Conservative Allocation Fund	None	None	None	None	None
BMO Moderate Allocation Fund	None	None	None	None	None
BMO Balanced Allocation Fund	None	None	None	None	None
BMO Growth Allocation Fund	None	None	None	None	None
BMO Aggressive Allocation Fund	None	None	None	None	None

PREMIER CLASS SHARES

MONEY MARKET FUNDS – PREMIER CLASS SHARES

Fund Name	Maximum Sales Charge (Load) Imposed (A)	Distribution (12b-1) Fee (B)	Shareholder Servicing Fee (C)	Revenue Share from Adviser (D)	Total Fee (B+C+D)
BMO Government Money Market Fund	None	None	None	None	None
BMO Tax-Free Money Market Fund	None	None	None	None	None
BMO Prime Money Market Fund	None	None	None	None	None
BMO Institutional Prime Money Market Fund	None	None	None	None	None

CLASS F3 SHARES

EQUITY FUNDS – CLASS F3 SHARES

Fund Name	Maximum Sales Charge (Load) Imposed (A)	Distribution (12b-1) Fee (B)	Shareholder Servicing Fee (C)	Revenue Share from Adviser (D)	Total Fee (B+C+D)
BMO Pyrford International Stock Fund	None	None	None	None	None

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